Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

BRIACELL THERAPEUTICS CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
	Newly Registered Securities
Fees to be Paid	Equity	Common Shares, no par value	457(o)	(1)		(2)	(1)(2)		$0.0001476	(1)(2)
Fees to be Paid	Other	Warrants	457(o)	(1)		(2)	(1)(2)		$0.0001476	(1)(2)
Fees to be Paid	Other	Rights	457(o)	(1)		(2)	(1)(2)		$0.0001476	(1)(2)
Fees to be Paid	Other	Units	457(o)	(1)		(2)	(1)(2)		$0.0001476	(1)(2)
Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	$200,000,000	(1)		$200,000,000	(1)(2)	$0.0001476	$29,520	(1)(2)
	Total Offering Amounts						$200,000,000			$29,520
	Total Fees Previously Paid
	Total Fee Offsets									$8,000
	Net Fee Due									$21,520

(1)	There are being registered under this Registration Statement such indeterminate number of common shares, warrants, rights, and units of the Registrant, and a combination of such securities, separately or as units, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed US$200,000,000. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), as amended, the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the registrant in connection with the sale of the securities under this Registration Statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number		Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
	Rule 457(p)
Fees Offset Claims	BriaCell Therapeutics Corp.	F-1	333- 234292	(3)	10/22/2019		$8,000	Equity	common shares	common shares	75,595,281
Fees Offset Sources	BriaCell Therapeutics Corp.	F-1	333- 234292	(3)		02/18/2021						$8,000

(3)	Attributable to US$75,595,281 of unsold securities that were previously registered under the Registration Statement on Form F-1 (333-234292) on February 25, 2021 (the “Prior Registration Statement”), that have not yet been issued and sold. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fees may be applied to the filing fees payable pursuant to this Registration Statement, and the Prior Registration Statement and the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the effective date of this Registration Statement.